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EXHIBIT 23.6

LETTER OF CONSENT

To:
United States Securities and Exchange Commission

Re:
Pogo Producing Company ("Pogo")—Registration Statement on Form S-4

We hereby consent to the use of our name and the information from our report regarding our estimates of reserves and future net revenues from the production and sale of those reserves of Northrock Resources Ltd. as of June 30, 2005, in Pogo Producing Company's Registration Statement on Form S-4 (file no. 333-126097).

RYDER SCOTT COMPANY-CANADA

September 19, 2005
Calgary, Alberta

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LETTER OF CONSENT